Exhibit 10.14

LOAN AGREEMENT

SEED CAPITAL INVESTMENT EIF

N° DOS0137037/00

Between

1°) BPIFRANCE FINANCEMENT

A French public limited company (société anonyme), with a share capital of EUR 839,907,320, registered with the Trade and Companies Register of Creteil under number 320 252 489, and whose registered office is located at:

27-31 AVENUE DU GENERAL LECLERC

94710 MAISON-ALFORT CEDEX

Represented by Mrs. Raphaëlle MASSEY, acting as Service Manager,

Hereinafter referred to as “Bpifrance Financement” or “the Lender”,

On the one hand,

And

2°) DYNACURE

A French simplified joint stock company (société par actions simplifiée), with a share capital of EUR 389,373.00, registered with the Trade and Companies Register of Strasbourg under number 817 666 217, and whose registered office is located at:

850, BOULEVARD SEBASTIEN BRANT

67400 ILLKIRCH GRAFFENSTADEN

Represented TOULON, a Belgium private limited liability company (société privée à responsabilité limitée), registered under number 0630.759.920,

itself represented by Mr. Stephane VAN ROOIJEN, acting as legal representative

Hereinafter referred to as “the Borrower”,

On the other hand,

IT HAS BEEN AGREED AS FOLLOWS:

The Lender makes a professional loan to the Borrower on the terms and conditions set out below under the following headings “SPECIAL TERMS AND CONDITIONS” and “GENERAL TERMS AND CONDITIONS”.

This loan is supported by the “lnnovFin SME Guarantee” (lnnovFin SME Guarantee), with the financial support of the European Union as part of the Horizon 2020 Financial Instruments program and the European Fund for Strategic Investments (EFSI) set up in the framework of the investment program for Europe. The aim of the EFSI is to support the financing and implementation of profitable investments within the European Union and to ensure an easy access to financing.

Contract n° DOS0137037/00

SPECIAL TERMS AND CONDITIONS

Borrower Reference: DYNACURE

File Reference: DOS0137037/00

Purpose: Strengthening the financial structure

Total amount of the loan: EUR 1,500,000

Duration: 8 years (EIGHT YEARS)

Rate: 3.57 % per year (THREE POINT FIFTY-SEVEN percent per year)

The above-mentioned rate is guaranteed until 01/03/2021.

For all sums disbursed after the expiration date of the interest rate guarantee, any variation in the TME (taux moyen mensuel des emprunts de l’Etat à long-terme, or average monthly rate of return on long-term government bonds), between that of the month preceding the date of the offer and that of the month preceding the date of each disbursement, will lead to a correlative variation of the rate.

In any case, the interest rate of the loan may not be less than 0% (zero percent) per year.

Repayment: 12 Quarter(s) of deferred capital amortization followed by 20 quarterly installments in arrears comprising capital repayment and interest payments, the first installment being set on 03/31/2024 and the last on 12/31/2028. In addition, during the period of deferred capital amortization, the interests will be paid in arrears on a quarterly basis.

Percentage rate of charge (PRC): 4.48% (FOUR POINT FOURTY-EIGHT percent) per year, i.e. a period rate of 1.12% (ONE POINT TWELVE percent).

Type of amortization: Fixed amortization (linear amortization).

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SPECIFIC GUARANTEES AND CLAUSES

1-

The sum of EUR 75,000.00 will be deducted from the loaned funds. This sum will be retained by the Lender as a cash pledge. In accordance with the provisions of article 2341 paragraph 2 of the French Civil Code, the Lender is exempt from keeping the pledged sums separate from those belonging to it. The claim of the Borrower in repayment of the cash pledge will be paid at the value of CNO TEC 5 (Comité de Normalisation Obligataire, Taux de l’Echéance Constante) of the day before the last business day of the month preceding the date of the first disbursement (rounded to two decimals). As an indication, the CNO TEC 5 of October 2020 is -0.67%. In case the reference rate would be negative, it would be set at 0% (zero percent). This claim and the interest generated will be reimbursed to the Borrower at the end of the agreement, in the absence of any outstanding debts. The Lender may withdraw from the cash pledge all sums that have become due under this agreement, without prior notice to the Borrower.

2-	This financing benefits from a 30.00% (THIRTY percent) guarantee from the National Seed Loan Guarantee Fund (Fonds national de garantie “Prêt d’Amorçage Investissement”).

3-	This financing benefits from a guarantee from the European Investment Fund (EIF) up to 50.00% (FIFTY percent).

4-	Prior to the disbursement of the loan, the delivery of the minutes of the General Shareholders’ Meeting mentioning the new allocation of share capital.

5-

[XXX] shall adhere to the death and disability insurance contract—Total Irreversible Loss of Autonomy subscribed by the Lender with the C.N.P., subject to acceptance by the insurance company. The insured amount will be equal to EUR 1,500,000.

6-	The funds of the loan will be disbursed in a single installment and in total before 03/21/2021. A new agreement will be required after this date.

7-	A sum of EUR 6,000 shall be deducted for administrative expenses; it shall be fully deducted from the amount of the first disbursement and shall remain the property of the Lender.

8-	Prior to the disbursement of the loan, delivery of a bank certificate of funds for a minimum amount of EUR 3,000,000.

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GENERAL TERMS AND CONDITIONS

GENERAL TERMS AND CONDITIONS REGARDING RATES

PERCENTAGE RATE OF CHARGE

The Borrower certifies that it has provided the Lender with the information necessary for the determination of the PRC relating to the remuneration of intermediaries. The Borrower acknowledges having obtained from the Lender the information necessary to assess the cost of the loan.

In order to meet the Borrower’s need for information, the PRC is specified in the SPECIFIC TERMS AND CONDITIONS of the loan for a total disbursement made in one installment on that date.

The overall percentage rate has been calculated based on the value of the rate on the date of signature of the present master agreement.

GENERAL TERMS AND CONDITIONS – FIXED RATE

INTERESTS

The applicable interest rate is defined in the SPECIAL TERMS AND CONDITIONS of the Loan or of the tranche of the loan. Interest shall accrue from the first payment made on behalf of the Borrower. They shall be calculated based on the amount of the successive amounts debited to the Borrower’s account by the Lender and not repaid and on the expenses incurred, on the basis of a 360-day year and 30-day month. In the case of non-annual maturities, the interest rate applied to the agreed period shall be proportionate to the annual rate stipulated.

In any case, the interest rate of the loan may not be less than 0% (zero percent) per year.

EARLY REPAYMENTS

Repayment terms are stipulated in the interest of both the Lender and the Borrower. Subject to a one month’s notice, the Borrower may reimburse the total amount of this loan in advance.

Any early repayment, whether voluntary or involuntary, and in particular in the cases of mandatory early repayment as set out in this agreement, shall be subject to a lump-sum indemnity equal to 5% (five percent) of the capital repaid in advance, if the early repayment takes place during the period of deferred amortization of the capital and reduced to 3% (three percent) after this period. The acceptance by the Lender of the early repayment is subject to the actual payment of the indemnity due.

LATE PAYMENT PENALTIES

Any amount that becomes due shall immediately and automatically, without need for formal notice, produce interest at the rate of the loan plus three points. The same shall apply to any advances made by the Lender on behalf of the Borrower. The present clause shall not prevent the Borrower from demanding repayment of the debt resulting from the present agreement.

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GENERAL TERMS AND CONDITIONS REGARDING GUARANTEES

INSURANCE FOR DEATH AND TOTAL AND IRREVERSIBLE LOSS OF AUTONOMY

The subscription to the group insurance policy or the assignment of a death and total and irreversible loss of autonomy insurance policy to be subscribed to is subject to acceptance by the Insurance Company. Unless the Borrower or any co-obligor notifies the Lender in advance and in writing to the contrary, the loan may be used prior to receipt of this acceptance. In this case and in the event that the affiliation is refused or postponed by the Insurance Company, the Lender undertakes to maintain the loan.

Correlatively, the Borrower and the co-obligated parties waive in advance their right to hold the Lender liable for the consequences of such refusal or postponement and therefore shall refrain from taking advantage of such refusal or postponement to avoid the due performance of their commitments. However, if the notification of the refusal or postponement of the Insurance Company is prior to the use of all or part of the loan, the Lender reserves the right to postpone the availability of funds in order to study the conditions for maintaining the loan agreement. In the event of a disagreement between the Lender and the Borrower or any co-obligor, this loan may be voided without further notice.

OTHER GENERAL TERMS AND CONDITIONS

DELIVERY OF FUNDS

The funds will be available after regularization, on the one hand, of the SEPA Direct Debit Mandate in favor of the Lender and of the present deed which is equivalent to prior notification to the SEPA Direct Debit, which the Borrower acknowledges and accepts, and on the other hand, of all acts and formalities in accordance with the SPECIFIC and GENERAL TERMS AND CONDITIONS of the loan. The funds will be disbursed in one lump sum. The Lender shall no longer be required to pay out the funds of the credit if all the conditions, terms and special provisions have not been fulfilled by the date specified in the SPECIFIC TERMS AND CONDITIONS of the Loan or if, all such conditions having been fulfilled, the funds have not been used in full within the same period of time. The same shall apply if one of the causes of mandatory early repayment has occurred and in the event of non-performance of the Borrower’s previous commitments to the Lender.

ALLOCATION OF FUNDS

In the event of a preliminary commitment to allocate funds, the Borrower acknowledges and agrees to allocate at least 80% of the loan amount to research and innovation expenses.

The Borrower undertakes to carry out the entire program described in the PURPOSE section of the SPECIAL TERMS and CONDITIONS of the loan and to provide the Lender with justification upon first request.

PERFORMANCE OF THE PROGRAM

The Borrower undertakes to carry out the entire program listed in the PURPOSE section of the SPECIFIC TERMS AND CONDITIONS of the loan and to provide the Lender with justification upon first request.

SEPA DEBIT

The Borrower undertakes to maintain in favor of the Lender, throughout the duration of the credit, the option to proceed to the payment by SEPA debit of all sums due on the bank or postal account designated on the mandate signed by the Borrower and submitted prior to the disbursement of the credit. The Borrower acknowledges and accepts that the first debit may be presented by the Lender, subject to compliance with a minimum period of 5 (five) business days from the date of signature of this deed. In the event of a change of bank or postal address, the Lender must be notified of such change at least one month prior to the next due date and a new bank statement must be attached to the application.

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PLACE OF PAYMENT

Repayment of the principal amount of this credit and payment of interest and other accessories shall be made at the head office of the Lender. There shall be no dispute as to the due dates.

INDEMNITIES

In the event of non-payment on the due date of any amount that has become due, the Lender shall be entitled, irrespective of any interest due for late payment, to compensation for collection costs equal to two percent of the unpaid amount.

In the event that the Lender is obliged to produce an order or distribution by contribution, to issue a summons, to exercise or participate in any proceedings, whether a bankruptcy proceeding or not, the Lender shall be entitled, in order to cover the costs of managing the case through its legal department, to an indemnity calculated, based on the amount of the claim due and equal to two thirds of the amount of the fee, determined according to the scale in force at the date of calculation, to the court-appointed administrators in the event of the approval of a transfer plan in the course of receivership or liquidation proceedings, with a legal minimum of EUR 765 (seven hundred and sixty-five euros).

MANDATORY EARLY REPAYMENT

The Lender may request that the loan become due and payable by way of an eight-days’ notice by registered letter or extra-judicial deed in one of the following cases:

1. in the event that the loan funds are diverted from the stipulated purpose,

2. in the absence of full, accurate and timely payment of a due date,

3. in the event of assignment or repledge, without the prior agreement of the Lender, of all or part of the shares, interests or voting rights of the borrowing company or one of its subsidiaries,

4. merger, split, partial transfer of activity or liquidation,

5. cessation or change of activity,

6. in the event of the death of any insured person and in all cases of termination of any death insurance contract—Total Irreversible Loss of Autonomy whose subscription or assignment would have been stipulated in the SPECIAL TERMS and CONDITIONS of the Loan or in the event of a payment default of any insurance premium,

7. if the Borrower has made a false declaration, or if the Borrower’s declarations referred to in the “Declarations” section were no longer accurate at any date during the term of the agreement,

8. failure to perform or breach of any of the provisions of this Agreement.

The loan amounts will be due in the event of a capital reduction not justified by losses, distribution of reserves existing on the date of signature of this agreement, withdrawal, during the term of the loan, of blocked current shareholder accounts (comptes courant d’associés), except with the prior agreement of the Lender, or in the event of non-implementation of the investment program that justified the loan.

Contract n° DOS0137037/00

The payment of the loan will be enforceable against any co-obligated.

The loaned sums will also become due without the Lender having to fulfill any amicable or legal formalities, in the event of seizure of the property of any co-obligated, relocation of goodwill and in all cases prescribed by law.

The loaned sums will also become due and payable in the event of the occurrence of a significant event of a legal or financial nature having major consequences on the Borrower’s business or profitability.

In the events of repayment set out in this article, the Lender will be entitled to an indemnity of an amount to be determined in accordance with the calculation described in the EARLY REPAYMENT paragraph. These indemnities shall be increased by 40% (forty percent) in the event of misappropriation of loan funds from the stipulated purpose and/or misrepresentation by the Borrower.

INSPECTION - AUDIT

The Borrower acknowledges and agrees that the European Investment Fund (“EIF”), the agents of the EIF, the European Investment Bank (“EIB”), the European Court of Auditors (“Court of Auditors”), the European Commission, the agents of the European Commission (including the European Anti-Fraud Office (“OLAF”), the European Public Prosecutor’s Office (the “EEPO”) and any other institution or body of the European Union is entitled to verify the use of the Guarantee in the context of the InnovFin SME Guarantee and any other body duly authorized by law to carry out audits and control activities (collectively, the “Concerned Parties”) shall have the right to carry out audits and inspections and to request information from Bpifrance or the Borrower on this Agreement and its performance, including in the event of opposition to the publication of information by the Borrower. The Borrower undertakes to allow control visits and inspections by the Concerned Parties with respect to its business activities, books and records. Provided that such controls and inspections may be conducted on site, the Borrower authorizes the Concerned Parties to access its buildings during normal business hours.

TRANSFER OF CLAIMS

Claims arising or to arise under this agreement may be assigned without prior information or agreement of the Borrower:

•

to the Banque de France, within the framework of the TRICP procedure for the mobilization of private receivables eligible for Eurosystem credit operations, in accordance with the provisions of article L. 211-36-1 of the French Monetary and Financial Code,

•

to a securitization body, in accordance with the legal and regulatory provisions in force. The transfer of the securities guaranteeing each claim, including, where applicable, the beneficiary of the insurance, will be carried out automatically to the benefit of the said institution, in accordance with the provisions of the law and regulations in force.

INFORMATION DISCLOSURE AUTHORIZATION AND CONFIDENTIALITY

Borrower acknowledges, consents and authorizes the Lender to disclose to the other entities of the Bpifrance group, as well as to the State, more particularly to the Secrétariat Général pour l’Investissement, to the Collectivites Territoriales, to the EIF and to the EIB, if applicable to the European Commission, and generally to all Lenders, directly or indirectly involved in the present financing, the identification data concerning it and all information necessary for the monitoring, management and assessment of the operation. With regard to publications relating to loans above EUR 1,000,000 (one million euros), made by the EIF, any refusal of publication is expressly notified in the offer letter by the Borrower. The Borrower acknowledges that the European Commission may request explanations directly from Bpifrance or from the Borrower in the event that the Borrower refuses to authorize the EIF to publish on its website or in the press information concerning the Borrower and the characteristics of the loan granted.

Contract n° DOS0137037/00

PERSONAL DATA PROTECTION

The personal data collected as part of the present agreement and its performance are compulsory for the processing and management of the operation in question and in particular for its computer processing carried out under the responsibility of Bpifrance Financement.

Bpifrance Financement, or any other entity of the Bpifrance Group, may use the data for commercial prospecting purposes, in particular to inform about new products or changes to existing products.

They may also, by express agreement, be used or communicated to partners, or third parties involved in the performance of the services concerned.

Bpifrance Financement, or any other entity of the Bpifrance Group, shall retain personal data in accordance with French and European legal and regulatory requirements.

In accordance with the applicable regulations, in particular the European Regulation 2016/679, known as the General Data Protection Regulation (GDPR) and the national provisions on data processing, data files and freedoms, the persons whose personal data are collected are entitled to a right of access to, rectification of, deletion of and opposition to, for legitimate reasons, information concerning them. These rights can be exercised by sending a letter to Bpifrance Financement and to the EIF:

•	Bpifrance Financement, Directorate of Computer Systems, SIAQ department, at 27-31 AVENUE DU GENERAL LECLERC - 94710 - MAISONS-ALFORT CEDEX

•	The European Investment Fund, Data Protection Officer, 15 avenue J.F. Kennedy, L-2968 Luxembourg, Grand-Duche de Luxembourg

Finally, these persons have the right to file a claim with the National Commission for Information Technology and Freedom (Commission Nationale de l’Informatique et des Libertes or “CNIL”).

SUBCONTRACTING

Bpifrance Financement shall not intervene in any way in the relationship between the Borrower and its subcontractor(s); its liability cannot be engaged in this respect.

FEES

The Borrower is responsible for the costs of this agreement and is obliged to pay them.

In addition, the costs that will result from or as a consequence of this agreement, and in particular the remunerations due as a result of the modifications made to the agreement or as a consequence of the contractual or non-contractual services, shall also be borne by the Borrower, who shall be obliged to pay them in accordance with the scale in force on the date of notification of the decision by the Lender of the operation giving rise to its costs. The rates are published on the site Bpifrance.fr.

DECLARATION

On the date of signature of this loan agreement, the Borrower makes the declarations stipulated in this article (Declarations) in favor of the Lender:

Contract n° DOS0137037/00

1.

The Borrower does not engage in research activities that are linked to illegal activities under French legislation (including national legislation, European Union and international legislation, encompassing the European Union Charter of Fundamental Rights and Convention on Human Rights and its successive Protocols).

2.	The Borrower does not engage in research activities related to one or more of the following research areas:

a.	Research activity aimed at human cloning for reproductive purposes,

b.	Research activity aimed at permanently modifying the human genetic heritage, in order to make these changes hereditary (excluding research related to gonadal cancer treatment),

c.	Research activity aimed at creating human embryos solely for the purpose of stem cell procurement, including by somatic cell nuclear transfer,

d.	Research activity that is prohibited in all Member States, and,

e.	Research activity that is prohibited in a Member State, in which the Borrower or the Lender, as applicable, is established or operating.

3.

The Borrower is not in a state of suspension of payments or has not started a bankruptcy proceedings, and in this context, has not entered into any agreement during the 5 (five) years prior to the date of signature of the present loan agreement with its creditors, has not ceased its activity, and is not in any similar situation resulting from a procedure of the same nature existing in national laws and regulations.

4.

The Borrower has not been subject, during the last 5 (five) years prior to the date of signature of the present loan agreement, to a sentence pronounced by a court of a Member State of the European Union and having the force of res judicata (i.e. against which there is no longer any possible appeal) for any offence affecting its professional ethics which would affect its ability to fulfil its obligations under the agreement. This provision also applies to persons having power of representation, decision, or control over the Borrower.

5.

The Borrower has not been subject to a judgment having the force of res judicata for fraud, corruption, participation in a criminal organization, money laundering or any other illegal activity detrimental to the financial interests of the European Union during the last five (5) years preceding the date of signature of the present loan agreement; this provision also applies to persons having power of representation, decision or control over the Borrower.

6.

The Borrower does not have an establishment in a jurisdiction classified as “non-compliant” by the Organisation for Economic Co-operation and Development (OECD) and its Global Forum on Transparency and Exchange of Information for Tax Purposes.

7.

The Borrower is not a listed company, it being understood that the Borrower may be listed on a “multilateral trading facility (MTF)” within the meaning of article 4, paragraph 1, point 15 of Directive 2004/39/EC.

8.	The Borrower is up to date in its payments to the Tax Authorities and the Social Security and Family Allowance Funds.

9.

No important event of a legal, financial or commercial nature having major consequences on the business, assets or profitability of the Borrower or its subsidiaries, which has not been brought to the Lender’s attention prior to the conclusion of this agreement, is in progress or, to the Borrower’s knowledge, imminent or foreseeable.

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10.	To the Borrower’s knowledge, no proceeding, actions, lawsuit or administrative procedure is pending which could have material adverse effects on its business, assets or financial position.

11.	The Borrower certifies that it is not, to its knowledge, in a situation of exclusion from the European Investment Fund (“the EIF”).

The foregoing declarations, with the exception of declarations 4., 5., 6. and 7. shall be deemed to be repeated at all times during the term of this loan agreement.

If any of the foregoing statements are no longer accurate at any time during the life of this loan agreement, the Borrower agrees to notify the Lender by mail without delay.

CONSERVATION COMMITMENTS

As of the date of signature of this loan agreement and for a 20 years period, the Borrower makes the following covenants to the Lender:

•	The Borrower undertakes to draft, update and make available at all times to the Parties Concerned, the following documents:

•	the information necessary to control the compliance of the use of the InnovFin guarantee with the obligations set forth in this loan agreement;

•	the information necessary to control the proper implementation of the provisions of this loan agreement,

•	proof of the financial benefit provided by the lnnovFin guarantee for SMEs (indicated in the loan offer letter), and

•	any other information reasonably requested by a Concerned Party.

•	The Borrower undertakes to keep and be able to produce all documents necessary for the implementation of this loan agreement, including inspections by the Concerned Parties.

OTHER COMMITMENTS

As of the date of signature of this loan agreement and until all amounts (principal, interest, commissions, fees and ancillary expenses) owed by the Borrower to the Lender under this loan agreement have been paid in full and repaid, the Borrower covenants to the Lender as set forth below:

•

The Borrower undertakes to comply in all aspects with all laws and regulations (whether national or European Union laws and regulations) applicable, provided that non-compliance with such laws and regulations would (i) affect its ability to perform its obligations under this loan agreement; or (ii) adversely affect the interests of the European Investment Fund, the European Commission or the European Investment Bank under the InnovFin Guarantee for SMEs.

•

The Borrower undertakes not to commit any infringement of a provision of European Union law resulting from an act or omission by the Borrower which has the effect of prejudicing the general budget of the European Union or budgets managed by it, either by the reduction or elimination of revenue from resources earned directly on behalf of the European Union through unjustified expenditure, and no fraud (including fraud affecting the financial interests of the European Union).

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•

The Borrower undertakes to comply at all times with the relevant standards and legislation in force on the prevention of money laundering, the fight against terrorism and tax evasion and (ii) not (otherwise than as a result of events or circumstances beyond the Borrower’s control) to establish itself in a jurisdiction classified as “non-compliant” by the Organisation for Economic Co-operation and Development (OECD) and its Global Forum on Transparency and Exchange of Information for Tax Purposes.

SHARE CAPITAL CONTROL AND STATUS OF THE BORROWER

The Borrower undertakes to communicate to Bpifrance Financement, in particular in the situations referred to below as soon as they occur or upon first request, the documents necessary for the identification of the beneficial owners as defined in the French Monetary and Financial Code:

•	any changes in the allocation of the share capital of the Borrower, or the voting rights of its shareholders or partners, as well as any project of merger or split,

•

any changes in the status of the Borrower (in particular the legal form, the corporate purpose, the amount of the share capital), as well as to inform Bpifrance Financement of any safeguard procedure, receivership or bankruptcy pronounced towards the Borrower.

•

any change of shareholders, holders of shares or voting rights or persons exercising, by any means, a direct or indirect power of control over the Borrower, as well as any change of legal representative,

•	any other change resulting in a modification of the beneficial owners within the meaning of the French Monetary and Financial Code.

Failing this, the provisions of the MANDATORY EARLY REPAYMENT article may apply, in particular in the event of non-performance or breach of one of the provisions of this agreement.

COMPLIANCE WITH ECONOMIC SANCTIONS REGULATIONS

The Borrower undertakes to comply with all Sanctions Regulations and not to use, lend, invest, or otherwise make available, directly or indirectly, the Loan Proceeds (i) in a Sanctioned Country or (ii) in a manner that would result in a violation by the Borrower of the Sanctions Regulations.

The Borrower, its subsidiaries, and to its knowledge, their respective representatives, corporate officers, directors and employees (i) are not currently targeted by, or subject to the Sanctions Regulations, (ii) do not engage in activities that would be prohibited by the Sanctions Regulations.

Sanctions Regulations means the restrictive measures adopted, administered, imposed or implemented by the Security Council of the United Nations and/or the European Union and/or the French Republic through the Ministry of Finance (Direction Générale du Trésor, DGT) and/or the United States (U.S.) Government through the Office of Foreign Assets Control (OFAC) of the U.S. Treasury and/or the Bureau of Industry and Security of the U.S. Department of Commerce and/or the United Kingdom through Her Majesty’s Treasury (HMT) and/or any other equivalent authority imposing restrictive measures, to the extent that those are applicable.

Sanctioned Country means any country whose territory is subject, under the Sanctions Regulations, to general restrictions on exports, imports, investments, or financing. As of the date of this agreement, the Sanctioned Countries are North Korea, Cuba, Iran, Sudan, Syria and the territory of Crimea, it being understood that this list may be subject to change.

Failure to comply with the above obligations may result in termination of the agreement.

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FIGHT AGAINST CORRUPTION

The Borrower undertakes to comply with all Anti-Corruption Regulations and not to use, loan, invest or otherwise provide the Loan proceed in transactions that constitute or contribute to an act of bribery or influence peddling.

To the extent that the Borrower is subject to the provisions of Article 17 of Law No. 2016-1691 related to Transparency, Fight against Corruption and Modernization of Economic Life, the Borrower declares that it has taken all necessary measures, including the adoption and implementation of adequate procedures and codes of conduct to prevent any violation of such laws and regulations relating to the fight against corruption and influence peddling.

The Borrower undertakes to immediately inform Bpifrance Financement:

(i) of any indictment or equivalent measure carried out on the basis of one of the Anti-Corruption Regulations;

(ii) of any conviction - on first and, if applicable, last resort - pronounced against it or against a person acting on its behalf on the basis of one of the Anti-Corruption Regulations;

(iii) if its company appears on one of the exclusion lists of the following publicly available international institutions: World Bank Group, African Development Bank, Asian Development Bank, European Bank for Reconstruction and Development, and Inter-American Development Bank;

(iv) the signing of any settlement agreement relating to a violation of any of the Anti-Corruption Regulations by itself or any person acting on its behalf.

Anti-Corruption Regulations means (i) all French legal and regulatory provisions relating to the fight against corruption and influence peddling, in particular those contained in Book IV, Title III “Offences against the authority of the State” and Title IV “Offences against public trust” of the Criminal Code and (ii) foreign regulations relating to the fight against extraterritorial corruption, in particular American regulations (Foreign Corrupt Practices Act) and the UK Bribery Act to the extent applicable.

Failure to comply with the above obligations may result in termination of the agreement.

FIGHT AGAINST MONEY LAUNDERING AND TERRORIST FINANCING

The Borrower undertakes to comply with all Anti-Money Laundering and Anti-Terrorist Financing Regulations and not to use, lend, invest, or otherwise make available the proceeds of the loan in transactions that would violate such regulations. Anti-Money Laundering and Anti-Terrorist Financing Regulations means (i) all French legal and regulatory provisions relating to the fight against money laundering, in particular those contained in Book III, Title II “Other attacks on property” of the French Criminal Code, and relating to the fight against the financing of terrorism, in particular those contained in Book IV, Title II “Terrorism” of the French Criminal Code, as well as those contained in Book V, Title VI “Obligations relating to the fight against money laundering, the financing of terrorist activities, lotteries, games and prohibited betting and tax evasion and fraud” of the French Monetary and Financial Code and (ii) foreign regulations relating to the fight against money laundering and terrorist financing to the extent applicable.

Failure to comply with the above obligations may result in termination of the agreement.

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HARDSHIP

The parties have agreed by mutual agreement to expressly waive the provisions of article 1195 of the French Civil Code.

APPLICABLE LAW

The applicable law to this agreement is French law.

JURISDICTION

In the absence of amicable settlement, any dispute arising in connection with the interpretation or application of the agreement will be submitted to the jurisdiction of the Paris Court of Appeal.

NOTICE

For performance of this agreement, notifications shall be sent to:

•	for the Borrower (and the intervening parties), at its domicile or registered office,

•	for the Lender, at its registered office :

27-31 AVENUE DU GENERAL LECLERC

94710 MAISONS-ALFORT CEDEX

This agreement is signed electronically in accordance with the provisions of articles 1366 and 1367 paragraph 2 of the French Civil Code.

Printed in as many copies as there are parties.

DYNACURE	BPIFRANCE FINANCEMENT

/s/ Stéphane van Rooijen	/s/ Raphaëlle Massey

On 12/24/2020	On 12/21/2020
Stéphane VAN ROOIJEN	Raphaëlle Massey
Signed and certified by yousign	Signed and certified by yousign

Contract n° DOS0137037/00

DYNACURE

850 BOULEVARD SEBASTIEN BRANT

67400 ILLKIRCH GRAFFENSTADEN

On 01/05/2021

REPAYMENT SCHEDULE

(This table replaces any previous table, if applicable)

References to be included in all communications:	Client no: [XXX] File no: [XXX]

Client name: DYNACURE (ILLKIRCH GRAFFENSTADEN)

Mode of payment: Direct debit	Account details (RIB): [XXX]

Section no:	6	Capital to be repaid:	EUR 1,500,000.00
Due dates no:	1
Fixed rate:	3.57%

No	Date	Capital	Interests	Total	Due capital after payment
1	12/31/2020	0,00	446.25	446.25	1,500,000.00

Section no:	8	Capital to be repaid:	EUR 1,500,000.00
Due dates no:	12	Frequency:	Quarterly
Fixed rate:	3.57%

No	Date	Capital	Interests	Total	Due capital after payment
2	03/31/2021	0,00	13,387.50	13,387.50	1,500,000.00
3	06/30/2021	0,00	13,387.50	13,387.50	1,500,000.00
4	09/30/2021	0,00	13,387.50	13,387.50	1,500,000.00
5	12/31/2021	0,00	13,387.50	13,387.50	1,500,000.00
6	03/31/2022	0,00	13,387.50	13,387.50	1,500,000.00
7	06/30/2022	0,00	13,387.50	13,387.50	1,500,000.00
8	09/30/2022	0,00	13,387.50	13,387.50	1,500,000.00
9	12/31/2022	0,00	13,387.50	13,387.50	1,500,000.00
10	03/31/2023	0,00	13,387.50	13,387.50	1,500,000.00
11	06/30/2023	0,00	13,387.50	13,387.50	1,500,000.00
12	09/30/2023	0,00	13,387.50	13,387.50	1,500,000.00

Bpi Financement

Public company (société anonyme) with a share capital of 839,907,320 euros – 320 252 489 RCS CRETEIL – N° VAT FR 27 320 252 489

Registered office : 27-31 Avenue du Général Leclerc – 94710 Maisons-Alfort Cedex – Tel. 01.41.79.80.01 – bpifrance.fr

References to be included in all communications:	Client no: [XXX] File no: [XXX]

Client name: DYNACURE (ILLKIRCH GRAFFENSTADEN)

Mode of payment: Direct debit	Account details (RIB): [XXX]

No	Date	Capital	Interests	Total	Due capital after payment
13	12/31/2023	0,00	13,387.50	13,387.50	1,500,000.00

Section no:	9	Capital to be repaid:	EUR 1,500,000.00
Deadline no:	20	Frequency:	Quarterly
Fixed rate:	3.57%

No	Date	Capital	Interests	Total	Due capital after payment
14	03/31/2024	75,000.00	13,387.50	88,387.50	1,425,000.00
15	06/30/2024	75,000.00	12,718.13	87,718.13	1,350,000.00
16	09/30/2024	75,000.00	12,048.75	87,048.75	1,275,000.00
17	12/31/2024	75,000.00	11,379.38	86,379.38	1,200,000.00
18	03/31/2025	75,000.00	10,710.00	85,710.00	1,125,000.00
19	06/30/2025	75,000.00	10,040.63	85,040.63	1,050,000.00
20	09/30/2025	75,000.00	9,371.25	84,371.25	975,000.00
21	12/31/2025	75,000.00	8,701.88	83,701.88	900,000.00
22	03/31/2026	75,000.00	8,032.50	83,032.50	825,000.00
23	06/30/2026	75,000.00	7,363.13	82,363.15	750,000.00
24	09/30/2026	75,000.00	6,693.75	81,693.75	675,000.00
25	12/31/2026	75,000.00	6,024.38	81,024.38	600,000.00
26	03/31/2027	75,000.00	5,355.00	80,355.00	525,000.00
27	06/30/2027	75,000.00	4,685.63	79,685.63	450,000.00
28	09/30/2027	75,000.00	4,016.25	79,016.25	375,000.00
29	12/31/2027	75,000.00	3,346.88	78,346.88	300,000.00
30	03/31/2028	75,000.00	2,677.50	77,677.50	225,000.00
31	06/30/2028	75,000.00	2,008.13	77,008.13	150,000.00
32	09/30/2028	75,000.00	1,338.75	76,338.75	75,000.00
33	12/31/2028	75,000.00	669.38	75,669.38	0.00

Bpi Financement

Public company (société anonyme) with a share capital of 839,907,320 euros – 320 252 489 RCS CRETEIL – N° VAT FR 27 320 252 489

Registered office : 27-31 Avenue du Général Leclerc – 94710 Maisons-Alfort Cedex – Tel. 01.41.79.80.01 – bpifrance.fr